U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                November 21, 2006
                                -----------------


                             NORTHERN ETHANOL, INC.
                             ----------------------
        (Exact name of small business issuer as specified in its charter)


       Delaware                        000-51564                 34-2033194
---------------------                  ---------                 ----------
State or other jurisdiction      Commission File Number    (IRS Employer ID No.)
       of  incorporation)

                              193 King Street East
                                    Suite 300
                        Toronto, Ontario, M5A 1J5, Canada
                        ---------------------------------
                    (Address of principal executive offices)

                                 (416) 366-5511
                                 --------------
                           (Issuer's Telephone Number)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Report or Completed Interim Review

     Effective immediately, the Company advises that our Form 10Q-SB filed on November 21, 2006, consisting of the unaudited interim consolidated balance sheets at September 30, 2006 and December 31, 2005, and the unaudited interim consolidated statements of operations, stockholders' equity and cash flows for the three-month and nine-month periods ended September 30, 2006 and 2005, and for the period November 29, 2004 (inception) to September 30, 2006, and the related Management's Discussion and Analysis has been withdrawn and should no longer be relied upon. We were notified late last week that KPMG LLP, our independent registered public accountants, did not complete their review of such interim financial statements despite the fact that our management believed that such review had been completed. Further, management wishes to consider the possible impact of the SEC's comment letter dated November 14, 2006 relating to our registration statement on Form SB-2 filed on October 12, 2006 regarding various matters pertaining to our aforesaid report on Form 10-QSB. Our Audit Committee of the Board of Directors has approved such action and has discussed the matters disclosed in this filing with the Company's independent registered public accountants.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2006            NORTHERN ETHANOL, INC.
                                   (Registrant)


                                   By:   s/Gordon Laschinger
                                      ------------------------------------------
                                      Gordon Laschinger, Chief Executive Officer